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                                                                     Exhibit 5.1



                              February 3, 1997



Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94065

     REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We have acted as counsel for Oracle Corporation, a Delaware corporation ("Oracle"), in connection with the preparation of the above-captioned Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, to register the public offering of up to $350,000,000 principal amount of debt securities (the "Debt Securities") of Oracle. The Debt Securities are intended to be issued under an Indenture (the "Indenture") to be entered into by Oracle with State Street Bank of California, N.A., as trustee (the "Trustee"), the form of which has been filed as Exhibit 4.1 to the Registration Statement. The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements").

     We have examined such corporate records, documents, instruments, certificates of public officials and of Oracle and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. In such examination we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than Oracle, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

     To the extent that the obligations of Oracle under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly and validly existing and in good standing under the laws of its jurisdiction of incorporation; that the Trustee is duly qualified to engage in the activities contemplated by the
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Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite power and authority to perform its obligations under the Indenture.

     In rendering the opinion set forth below, we have assumed that the Indenture will be qualified in accordance with the Trust Indenture Act of 1939, as amended.

     In addition, all of the opinions expressed below are subject to the following qualifications:

     (a) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

     (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies, nor do we express any opinion on the effect of judicial decisions which have held that certain provisions are unenforceable where their breach would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under any applicable agreement is not material;

     (c) We express no opinion as to compliance with applicable anti-fraud provisions of federal or state securities laws;

     (d) We express no opinion with respect to the validity, binding effect or enforceability of the indemnification and choice of law provisions of the Indenture or of Section 507 (Limitation on Suits) of the Indenture; and

     (e) We are members of the Bar of the State of California and we are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance of Debt Securities has been duly authorized by all necessary corporate action by Oracle and, when the Indenture has been duly executed and delivered and the Debt Securities have been duly executed, authenticated and delivered and paid for in accordance with the Indenture and sold as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Debt Securities will be legally issued, fully-paid and nonassessable, and will be binding obligations of Oracle.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                              Very truly yours,

                              VENTURE LAW GROUP,
                              A Professional Corporation

                              /s/ Venture Law Group